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EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

              Parent                           Subsidiary                   Ownership   Organization
              ------                           ----------                   ---------   ------------
Western Ohio Financial Corporation    Cornerstone Bank                         100%        Federal

Cornerstone Bank                      CornerstoneBanc Financial Services       100%        Delaware
                                      Inc.

        The financial statements of the Registrant are consolidated with those of its subsidiaries.

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